EXHIBIT99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of United Joy International Limited and Subsidiary

We have audited the accompanying consolidated balance sheets of United Joy International Limited and Subsidiary (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the two-year period ended December 31, 2009. United Joy International Limited and Subsidiary’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Joy International Limited and Subsidiary as of December 31, 2009 and 2008, and the consolidated results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

/s/ Madsen & Associates CPAs, Inc.

Madsen & Associates CPAs, Inc.
Salt Lake City, Utah
March 15, 2010

UNITED JOY INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,185,292	$35,260
Accounts receivable	1,243,804	1,071,035
Tax recoverable	1,295	56,255
Inventories	1,243,947	1,562,142
Prepaid expenses and other receivables	198,730	349,604
Total current assets	3,873,068	3,074,296

PROPERTY, PLANT & EQUIPMENT, NET	5,520,777	5,976,270

LAND USE RIGHT, NET OF AMORTIZATION	274,778	290,136

TOTAL ASSETS	$9,668,623	$9,340,702

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
CURRENT LIABILITIES
Current maturities of long-term bank loan	$2,240,218	$678,900
Accounts payable	1,628,079	1,729,417
Accrued expenses and other payables	1,073,070	919,596
Amount due to a shareholder	4,032,066	6,017,380
Total current liabilities	8,973,433	9,345,293

LONG-TERM BANK LOAN	398,096	1,168,917

TOTAL LIABILITIES	$9,371,529	$10,514,210

STOCKHOLDERS’ EQUITY
Common stock, par value $1; 50,000 shares authorized; 10,000 shares and 1 share issued and outstanding as of December 31, 2009 and 2008, respectively	10,000	1
Retained earnings/(accumulated deficit)	61,280	(1,409,032)
Accumulated other comprehensive income	225,814	235,523
TOTAL STOCKHOLDERS’ EQUITY	297,094	(1,173,508)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,668,623	$9,340,702

See accompanying notes to consolidated financial statements

UNITED JOY INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
Years Ended December 31, 2009 and 2008

	2009	2008

REVENUE	$18,772,484	$16,901,084

COST OF SALES	15,824,924	15,368,658

GROSS MARGIN	2,947,560	1,532,426

EXPENSES
Selling and distribution	457,419	497,385
General and administrative	954,593	621,394
TOTAL OPERATING EXPENSES	1,412,012	1,118,779

OPERATING INCOME	1,535,548	413,647

OTHER INCOME/(EXPENSE)
Other income	113,765	76,654
Interest income	456	46
Interest expense	(165,992)	(134,704)
Other expense	(13,465)	(89,593)
TOTAL OTHER EXPENSE	(65,236)	(147,597)

INCOME BEFORE PROVISION FOR INCOME TAXES	1,470,312	266,050

PROVISION FOR INCOME TAXES	-	-

NET INCOME	1,470,312	266,050

OTHER COMPREHENSIVE INCOME
(Loss)/gain on foreign exchange translation	(9,709)	126,220

COMPREHENSIVE INCOME	$1,460,603	$392,270

EARNINGS PER SHARE, BASIC AND DILUTED	$1,470,312	$266,050

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING, BASIC AND DILUTED	1	1

See accompanying notes to consolidated financial statements

UNITED JOY INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY
AND COMPREHENSIVE INCOME
Years Ended December 31, 2009 and 2008

	Common stock		(Accumulated deficit)/ retained earnings	Accumulated other comprehensive income	Total equity
	Number of shares	Amount

Balance at January 1, 2008	1	$1	$(1,675,082)	$109,303	$(1,565,778)

Net income for the year	-	-	266,050	-	266,050

Foreign currency translation adjustments	-	-	-	126,220	126,220

Balance at December 31, 2008 and January 1, 2009	1	$1	$(1,409,032)	$235,523	$(1,173,508)

Net income for the year	-	-	1,470,312	-	1,470,312

Issuance of common stock for cash at $1 per share	9,999	9,999	-	-	9,999

Foreign currency translation adjustments	-	-	-	(9,709)	(9,709)

Balance at December 31, 2009	10,000	$10,000	$61,280	$225,814	$297,094

See accompanying notes to consolidated financial statements

UNITED JOY INTERNATIONAL LIMITED AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Years Ended December 31, 2009 and 2008

	2009	2008

Cash flows from operating activities
Net income	$1,470,312	$266,050
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	497,634	432,660
Amortization of land use right	6,267	6,166
Changes in assets and liabilities:
Increase in accounts receivable	(172,769)	(467,690)
Decrease/(increase) in inventories	318,195	(195,317)
Decrease/(increase) in tax recoverable	54,960	(20,036)
Decrease/(increase) in prepaid expenses and other receivables	150,874	(272,397)
(Decrease)/increase in accounts payable	(101,338)	674,704
Increase in accrued expenses and other payables	153,474	366,972

Net cash provided by operating activities	2,377,609	791,112

Cash flows from investing activities
Purchase of plant and equipment	(14,749)	(1,336,698)

Net cash used in investing activities	(14,749)	(1,336,698)

Cash flows from financing activities
Proceeds from bank loans	1,463,634	864,137
Repayment of bank loans	(678,183)	(413,237)
Proceeds from issuance of shares of common stock	9,999	-
(Decrease)/increase in amount due to a shareholder	(1,985,314)	278,783

Net cash (used in)/provided by financing activities	(1,189,864)	729,683

Net increase in cash and cash equivalents	1,172,996	184,097

Effect of foreign exchange rate changes	(22,964)	(197,607)

Cash and cash equivalents at beginning of year	35,260	48,770

Cash and cash equivalents at end of year	$1,185,292	$35,260

Analysis of cash and cash equivalents:
Cash and bank	$1,185,292	$35,260

Cash paid for interest	$165,992	$134,704

Cash paid for income taxes	$-	$-

See accompanying notes to consolidated financial statements

UNITED JOY INTERNATIONAL LIMITED AND SUBSIDIARY
Notes to Consolidated Financial Statements
December 31, 2009 and 2008

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

United Joy International Limited (“United Joy”), a company incorporated in the British Virgin Islands (“BVI”), is an investment holding company. Nanjing Crystal Pines Beverages & Packaging Co. Ltd (“Nanjing Crystal Pines”), a company incorporated in Nanjing city, Jiangsu province of the People’s Republic of China (the “PRC” or “China”), is a wholly-owned subsidiary of United Joy. During the years ended December 31, 2009 and 2008, Nanjing Crystal Pines was principally engaged in the manufacture of OEM bottled water in the PRC.

At December 31, 2009, details of the Company and its subsidiary are as follows:

Name	Domicile and date of incorporation	Effective ownership	Principal activities

United Joy	BVI July 22, 2003	100%	Investment holding

Nanjing Crystal Pines	PRC October 16, 2003	100%	Production of OEM bottled water

In July 2008, Nanjing Crystal Pines opened a branch in Hefei city, Anhui province of the PRC, which is engaging in the same business.

NOTE 2 – REORGANIZATION

On December 30, 2009, Great East Packaging Holdings Limited (“GEPH”), the then controlling shareholder of the Company, entered into a restructuring agreement with Great East (Overseas) Packaging Limited (“GEOP”), a wholly-owned subsidiary of Hangzhou Great East Packaging Co., Ltd. Pursuant to which, the Company issued 9,999 ordinary shares at $1 each to GEOP.

The shares were issued on December 31, 2009.  Immediately after the completion of the share issuance, the Company became a subsidiary of GEOP, and GEPH became a minority shareholder of the Company. Although GEPH is now a minority shareholder, it retains a three-year option exercisable at $1 to acquire a 60% interest in a company that owns 84% of the outstanding common stock of Hangzhou Great East.  The exercise of this option would give GEPH an indirect majority interest in the Company.

NOTE 3 – PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the United Joy and its subsidiary Nanjing Crystal Pines (collectively known as the “Company”). The consolidated financial statements are prepared in accordance with generally accepted accounting principles used in the United States of America, and all significant intercompany balances and transactions have been eliminated. The functional currency for the majority of the Company’s operations is the Renminbi (“RMB”), while the reporting currency is the US Dollar.

NOTE 4 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Economic and Political Risk

The Company’s major operations are conducted in China. Accordingly, the political, economic, and legal environments in the PRC, as well as the general state of the PRC’s economy may influence the Company’s business, financial condition, and results of operations.

The Company’s major operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic, and legal environment. The Company’s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, and rates and methods of taxation, among other things.

(b)	Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.  The Company maintains bank accounts in Hong Kong and China.

(c)	Accounts Receivable

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred. There were no bad debts incurred for accounts receivables during the years ended December 31, 2009 and 2008.

(d)	Inventories

Inventories consisting of raw materials, work-in-progress, goods in transit and finished goods are stated at the lower of cost or net realizable value. Finished goods are comprised of direct materials, direct labor and a portion of overhead. Inventory costs are calculated using a weighted average, first in first out (FIFO) method of accounting.  There was no provision for obsolete inventories incurred during the years ended December 31, 2009 and 2008.

(e)	Property, Plant and Equipment, Net

Property, plant and equipment are carried at cost less accumulated depreciation. The cost of maintenance and repairs is charged to the statement of income as incurred, whereas significant renewals and improvements are capitalized. The cost and the related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income.

(f)	Land use rights

According to the law of PRC, the government owns all the land in the PRC. Companies or individuals are authorized to possess and use the land only through land use rights granted by the PRC government for 40 to 50 years.

(g)	Depreciation and Amortization

The Company provides for depreciation of plant and equipment by use of the straight-line method for financial reporting purposes.

Plant and equipment are depreciated over the following estimated useful lives:

Building	20 years
Leasehold improvement	5 years
Office equipment	5 years
Machinery and equipment	5 – 15 years
Transportation equipment	5 years

The land use right is amortized over 50 years.

Depreciation expense for the years ended December 31, 2009 and 2008 was $497,634 and $432,660, respectively.

Amortization expense for the years ended December 31, 2009 and 2008 was $6,267 and $6,166, respectively.

(h)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell. There were no impairments of long-lived assets for the years ended December 31, 2009 and 2008.

(i)	Income Tax

Income taxes are based on pre-tax financial accounting income. Deferred tax assets and liabilities are recognized for the expected tax consequences of temporary differences between the tax bases of assets and liabilities and their reported amounts. The Company periodically assesses the need to establish valuation allowances against its deferred tax assets to the extent the Company no longer believes it is more likely than not that the tax assets will be fully utilized.

The Company evaluates a tax position to determine whether it is more likely than not that the tax position will be sustained upon examination, based upon the technical merits of the position. A tax position that meets the more-likely-than-not recognition threshold is subject to a measurement assessment to determine the amount of benefit to recognize and the appropriate reserve to establish, if any. If a tax position does not meet the more-likely-than-not recognition threshold, no benefit is recognized

In accordance with the relevant tax laws and regulations of PRC, the applicable corporation income tax rate was 25% for the years ended December 31, 2009 and 2008, respectively.  At times, generally accepted accounting principles require the Company to recognize certain income and expenses that do not conform to the timing and conditions allowed by the PRC.

(j)	Fair Value of Financial Instruments

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, prepaid expenses and other receivables, tax recoverable, accounts payable, accrued expenses and other payables, amount due to a shareholder, and bank loans.

The estimated fair value amounts have been determined by the Company, using available market information or other appropriate valuation methodologies. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented, due to the short maturities of these instruments and the fact that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profiles at respective year ends.

(k)	Revenue Recognition

Revenue represents the invoiced value of goods sold recognized upon the shipment of goods to customers. Revenue is recognized when all of the following criteria are met:

a)	Persuasive evidence of an arrangement exists,
b)	Delivery has occurred,
c)	The seller’s price to the buyer is fixed or determinable, and
d)	Collectability is reasonably assured.

(l)	Earnings Per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed similar to basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive.  As of December 31, 2009 and 2008, there were no dilutive securities outstanding.

(m)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates.

(n)	Retirement Benefits

The country of PRC mandates companies to contribute funds into the national retirement system, which benefits qualified employees based on where they were born within the country. The Company pays the required payment for qualified employees of the Company as a payroll tax expense. Very few employees in the Company fall under the mandatory conditions requiring the Company to pay as a payroll tax expense into the retirement system of the PRC.

The Company’s PRC subsidiaries are required to make appropriations to staff welfare fund, based on after-tax net income determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriations to the staff welfare fund are made at the discretion of the Board of Directors. The staff welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

The Company provides no other retirement benefits to its employees.

(o)	Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements.  Comprehensive income includes net income and the foreign currency translation gain, net of tax.

(p)	Foreign Currency Translation

The accompanying consolidated financial statements are presented in United States Dollars (US$). The functional currency of the Company is the Renminbi (RMB). Capital accounts of the consolidated financial statements are translated into United States dollars from RMB at their historical exchange rates when the capital transactions occurred. Assets and liabilities are translated at the exchange rates as of balance sheet date. Income and expenditures are translated at the average exchange rate of the year.  The translation rates are as follows:

	2009	2008

Year end RMB : US$ exchange rate	0.1468	0.1458
Average yearly RMB : US$ exchange rate	0.1464	0.1446

On July 21, 2005, the PRC changed its foreign currency exchange policy from a fixed RMB/US$ exchange rate into a flexible rate under the control of the PRC’s government.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(q)	Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (the "FASB") issued guidance which establishes the FASB Accounting Standards Codification (the “Codification” or “ASC”) as the official single source of authoritative GAAP. All existing accounting standards are superseded by the Codification, and all other accounting guidance not included in the Codification will be considered non-authoritative. The Codification also includes all relevant SEC guidance organized using the same topical structure in separate sections within the Codification. Following the Codification, the FASB will not issue new standards in the form of Statements, FASB Staff Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASU”), which will serve to update the Codification, provide background information about the guidance and provide the basis for conclusions on the changes to the Codification. The Codification is not intended to change GAAP, but did change the way GAAP is organized and presented. The Codification was effective for interim and annual periods ending after September 15, 2009, and the Company adopted the provisions of the Codification beginning with financial statements issued after September 15, 2009. The impact on the Company’s financial statements is limited to disclosures, in that references to authoritative accounting literature no longer reference the prior guidance.

In August 2009, the FASB issued additional guidance clarifying the measurement of liabilities at fair value. When a quoted price in an active market for the identical liability is not available, the amendments require that the fair value of a liability be measured using one or more of the listed valuation techniques that should maximize the use of relevant observable inputs and minimize the use of unobservable inputs. In addition the amendments clarify that when estimating the fair value of a liability, an entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability. The amendment also clarifies how the price of a traded debt security (i.e., an asset value) should be considered in estimating the fair value of the issuer’s liability. The amendments were effective immediately. The adoption of this amendment did not have a significant impact on the Company’s financial statements.

In October 2009, the FASB issued guidance that supersedes certain previous rules relating to how a company allocates consideration to all of its deliverables in a multiple-deliverable revenue arrangement. The revised guidance eliminates the use of the residual method of allocation in which the undelivered element is measured at its estimated selling price and the delivered element is measured as the residual of the arrangement consideration and alternatively requires that the relative-selling-price method be used in all circumstances in which an entity recognizes revenue for an arrangement with multiple-deliverables. The revised guidance requires both ongoing disclosures regarding an entity’s multiple-element revenue arrangements as well as certain transitional disclosures during periods after adoption. All entities must adopt the revised guidance no later than the beginning of their first fiscal year beginning on or after June 15, 2010 with earlier adoption allowed. Entities may elect to adopt the guidance through either prospective application or through retrospective application to all revenue arrangements for all periods presented. The Company plans to adopt the revised guidance effective January 1, 2011. The Company does not believe the adoption of this new guidance will have a significant impact on the Company’s financial statements.

In January 2010, the FASB issued a standard update that clarifies the scope and establishes the accounting and reporting guidance for noncontrolling interests and changes in ownership interest of a subsidiary. This standard update is effective beginning with the interim or annual reporting period ending on or after December 15, 2009. The Company began applying this new amendment in its December 31, 2009 financial statements. The adoption of this amendment did not have a significant impact on the Company’s financial statements.

NOTE 5 – ACCOUNTS RECEIVABLE

The Company’s accounts receivable as of the balance sheet dates are summarized as follows:

	2009	2008

Accounts receivable	$1,243,804	$1,071,035
Less: Allowance for doubtful accounts	-	-

Accounts receivable, net	$1,243,804	$1,071,035

NOTE 6 – INVENTORIES

Inventories as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Raw materials	$642,191	$626,679
Work-in-progress	395,845	854,760
Finished goods	191,610	61,362
Goods-in-transit	14,301	19,341

TOTAL	$1,243,947	$1,562,142

NOTE 7 – PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses consists of payments and deposits made by the Company to third parties in the normal course of business operations with no interest being charged and no fixed terms of repayment. These payments are made for the purchase of goods and services that are used by the Company for its current operations.

The Company evaluates the amounts recorded as prepaid expenses and other receivables on a periodic basis and records a charge to the current operations of the Company when the related expense has been incurred or when the amounts reported as other receivables is no longer deemed to be collectible by the Company.

Prepaid expenses and other receivables as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Prepaid expenses	$47,489	$90,428
Other receivables	151,241	259,176

Total	$198,730	$349,604

NOTE 8 – TAX RECOVERABLE

As of the balance sheet dates, the Company’s tax recoverable is summarized as follows:

	2009	2008

Value added tax	$1,295	$56,255

Total	$1,295	$56,255

NOTE 9 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment of the Company consist primarily of manufacturing facilities and equipment owned and operated by the Company’s wholly-owned subsidiary in China. Property, plant and equipment as of December 31, 2009 and 2008 are summarized as follows:

	2009	2008

At cost:
Building	$3,282,715	$3,347,463
Machinery	3,291,401	3,262,363
Leasehold improvement	290,677	229,251
Transportation vehicles	197,025	196,710
Construction in progress	486,528	485,751
	7,548,346	7,521,538

Less: Accumulated depreciation	$2,027,569	$1,545,268

Property, plant and equipment, net	$5,520,777	$5,976,270

Depreciation expense for the years ended December 31, 2009 and 2008 was $497,634 and $432,660, respectively. The allocation of depreciation expense for years ended December 31, 2009 and 2008 is summarized as follows:

	2009	2008

Included in cost of sales	$457,178	$393,607
Included in general and administrative expenses	40,456	39,053

Total depreciation expense	$497,634	$432,660

As of December 31, 2009 and 2008, certain machineries with net book value of $829,863 and $1,061,050, respectively, and certain buildings with net book value of $2,680,609 and $2,816,698, respectively, were pledged to secure the Company’s bank loans.

NOTE 10 – LAND USE RIGHT

Land use right as of December 31, 2009 and 2008 is summarized as follows:

	2009	2008
At cost:
Land use right	$304,623	$313,660

Less: Accumulated amortization	29,845	23,524

TOTAL	$274,778	$290,136

Amortization for the years ended December 31, 2009 and 2008 was $6,267 and $6,166, respectively.

As of December 31, 2009 and 2008, the Company’s land use right was pledged to secure certain bank loans.

NOTE 11 – AMOUNT DUE TO A SHAREHOLDER

Amount due to a shareholder as of December 31, 2009 and 2008 represents temporary advances to GEPH. The balances are unsecured, interest free, and have no fixed terms of repayment. Although GEPH became a minority shareholder on December 31, 2009, it retained a three-year option exercisable at $1 to acquire a 60% interest in a company that owns 84% of the outstanding common stock of Hangzhou Great East.  The exercise of this option would give GEPH an indirect majority interest in the Company.

NOTE 12 – ACCRUED EXPENSES AND OTHER PAYABLES

As of the balance sheet dates, the Company’s accrued expenses and other payables are summarized as follows:

	2009	2008

Unearned revenue	$484,528	$179,349
Accrued expenses	34,702	65,618
Other payables	553,840	674,629

Total	$1,073,070	$919,596

Other payables consist of amounts owed by the Company to various entities that are incurred by the Company outside of the normal course of business operations.  These liabilities and accrued expenses are non interest bearing and are payable within a year.

NOTE 13 – BANK LOANS

Bank loans of the Company as of December 31, 2009 and 2008 were summarized as follows:

	Interest rate		Bank loan balance
	as of December 31,		as of December 31,
Name of bank	2009	2008	2009	2008

DBS Bank (China) Limited	7.72%- 8.10%	7.72%- 8.10%	$1,170,787	$1,847,817
Shanghai Pudong Development Bank	5.84%	N/A	1,467,527	-
			$2,638,314	$1,847,817

Less:
Repayable after one year but within two years			398,096	771,457
Repayable after two years but within five years			-	397,460

Current maturities of long-term bank loan			2,240,218	678,900

The maturity dates for the above bank loan are summarized as follows:

Name of bank	Drawn down currency	Due date	Bank loan balance
			As of December 31,
			2009	2008

DBS Bank (China) Limited	RMB	April 2011	$629,010	$1,031,558
DBS Bank (China) Limited	RMB	June 2011	541,777	816,259
Shanghai Pudong Development Bank	RMB	December 2010	1,467,527	-

			$2,638,314	$1,847,817

The bank loans were secured and guaranteed by the following:

Secured by:	Machineries of the Company (see note 9)
Building and land use right of the Company (see note 9 and note 10)

Guaranteed by:	Directors
Mr. Guy Chung
Mr. Stetson Chung
Related companies
Hangzhou Crystal Pines Beverages & Packaging Company Limited
Nanjing Great East Packaging Co. Limited
Great East Packaging Holdings Ltd.
Janwise Limited
Great East Packaging (Hong Kong) Limited

Interest expense for the bank loan for the years ended December 31, 2009 and 2008 were $165,992 and $134,704, respectively.

NOTE 14 – COMMON STOCK

The Company’s common stock as of December 31, 2009 and 2008 was summarized as follows:

	Number of shares		Amount
	2009	2008	2009	2008

Authorized $1 par value	50,000	50,000	$50,000	$50,000

Issued and outstanding	10,000	1	$10,000	$1

On December 31, 2009, the Company issued 9,999 common shares at $1 each to GEOP.

NOTE 15 – EARNINGS PER SHARE

Earnings per share for the years ended December 31, 2009 and 2008 is analyzed as follows:

	2009	2008

Net income	$1,470,312	$266,050

Weighted average number of shares	1	1

Earnings per share	$1,470,312	$266,050

The calculation of weighted average number of shares for the year ended December 31, 2009 is illustrated as follows:

	2009
	Number of shares	Weighted average number of shares

At January 1, 2009	1	$1
Share issuance at close of December 31, 2009	9,999	-

At December 31, 2009	10,000	$1

As of December 31, 2009 and 2008, there were no dilutive securities outstanding.

NOTE 16 – INCOME TAX

A reconciliation of the expected tax with the actual tax expense is as follows:

	2009		2008
	Amount	%	Amount	%

Income before provision for income taxes	$1,470,312		266,050

Expected PRC income tax expense at statutory tax rate of 25%	367,578	25.0	66,513	25.0
Tax exemption	(367,578)	(25.0)	(66,513)	(25.0)

Actual tax expense	$-	-	$-	-

(i)
Nanjing Crystal Pines is subject to PRC income tax. The provision for PRC income tax is based on a statutory rate of 25% of the assessable income of the PRC subsidiaries as determined in accordance with the relevant income tax rules and regulations of the PRC. Nanjing Crystal Pines enjoys a tax holiday for the year of 2008 and 2009, and the corresponding assessable profits are exempted from income tax.

(ii)	United Joy is not subject to tax in accordance with the relevant tax laws and regulations of the BVI.

NOTE 17 – OTHER INCOME

Other revenue for the years ended December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Sale of scrapped materials	$4,389	$37,823
Government subsidy	31,628	-
Foreign currency transaction gains	26,306	1,851
Other	51,442	36,980

Total	$113,765	$76,654

NOTE 18 – OTHER EXPENSES

Other expenses for the years ended December 31, 2009 and 2008 are summarized as follows:

	2009	2008

Finance charges on discounted notes	$-	$45,756
Others	13,465	43,837

Total	$13,465	$89,593

NOTE 19 – RELATED PARTY TRANSACTIONS

In addition to the transactions detailed elsewhere in these financial statements, the Company entered into the following material transactions with GEPH for the years ended December 31, 2009 and 2008:

	2009	2008

Sale of bottled water and materials	$7,570,538	$5,118,610

Purchase of bottles and materials
-Included in cost of sales	$8,188,492	$958,042
-Included in inventories	303,974	57,109
Total purchase from GEPH	$8,492,466	$1,015,151

In our opinion, the above transactions were entered into by the Company in the normal course of business.

NOTE 20 – CONCENTRATION OF CREDIT RISK

For the years ended December 31, 2009 and 2008, the customers who account for 10% or more of sales of the Company are presented as follows:
	2009		2008
	Sales	%	Sales	%

Related party sales	$7,570,538	40.3	$5,118,610	30.3
Customer A	10,579,093	56.4	9,322,249	55.1

	$18,149,631	96.7	$14,440,859	85.4

NOTE 21 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through March 15, 2010, which is the date the financial statements were issued.